UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 30, 2004

WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21577 (Commission File Number)	84-1100630 (I.R.S. Employer Identification No.)

3375 Mitchell Lane
Boulder, Colorado 80301
(Address of principal executive offices, including zip code)

(303) 440-5220
(Registrant's telephone number, including area code)

TABLE OF CONTENTS

Page
Item 4.	Changes in Registrant’s Certifying Accountant.
Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES

Item 4.   Changes in Registrant’s Certifying Accountant.

(a) Previous independent accountants.

(i) The engagement of PricewaterhouseCoopers LLP as the independent accountants of Wild Oats Markets, Inc. concluded after providing its opinion dated March 8, 2004, on the financial statements for the fiscal year ending December 27, 2003.

(ii) The Registrant filed a report on Form 8-K, dated January 30, 2004, providing notice that PricewaterhouseCoopers LLP declined to stand for reelection as the independent accountants of Wild Oats Markets, Inc.

(iii) The Registrant provides the following update for the period of time December 28, 2003 through March 8, 2004 and as of December 27, 2003, and for each of the two fiscal years in the period ended December 27, 2003:

A) The report of PricewaterhouseCoopers LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle.

B) In connection with its audits for the two fiscal years in the period ended December 27, 2003, there have been no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or audit scope or procedure, which disagreements if not resolved to the satisfaction of PricewaterhouseCoopers LLP would have caused them to make reference thereto in their report on the financial statements for such years.

C) During the two fiscal years in the period ended December 27, 2003 and through March 8, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

(iv) The Registrant has requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated March 15, 2004, is filed as Exhibit 16 to this Form 8-K.

(b) New independent accountants. The Registrant announces the engagement of Ernst & Young LLP on March 8, 2004, as the Registrant’s independent accountants for the fiscal year ending January 1, 2005.

  Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibit 16.	Letter of PricewaterhouseCoopers LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wild Oats Markets, Inc.

Date: March 15, 2004

By /s/ Freya R. Brier
Vice President, Legal

Item 7.	(c)	Exhibit 16.	Letter of PricewaterhouseCoopers LLP